Exhibit 99.1

[00:05.340 – 00:05.700] Amro Albanna:
Great.

[00:05.980 – 00:06.220] Amro Albanna:
Welcome.

[00:06.620 – 00:07.440] Amro Albanna:
Welcome, everybody.

[00:08.140 – 00:09.120] Amro Albanna:
Thank you for joining. I have Jeff Ramson here joining me and Chris Mitton.

[00:09.560 – 00:14.460] Amro Albanna:
Maybe with that, Jeff, why don’t we get started? Maybe a little bit of intro—your background, who you are. I know that you and I have done this before, but it may not be a bad idea for you to just share with everybody what you bring to the table, what your focus is, and what we want to discuss today.

[00:14.820 – 00:16.960] Amro Albanna:
(Brief pause)

[00:17.120 – 00:21.200] Amro Albanna:
So, Jeff, take it away.

[00:21.340 – 00:32.820] Amro Albanna:
I know that you and I have done this before, but it’s probably good for everyone to hear your background, your focus, and what we’re going to cover today.

[00:32.820 – 00:33.720] Jeff Ramson:
Sure, sure.

[00:33.860 – 00:34.360] Jeff Ramson:
Thank you, Amro. And thanks.

[00:34.460 – 00:34.760] Jeff Ramson:
And thanks, Chris.

[00:34.820 – 00:35.280] Jeff Ramson:
So, yeah, my name is Jeff Ramson. I’m the CEO of PCG Advisory. We are a full-service investor relations firm. I’ve been an investor and advisor for over 40 years, and I’ve been running PCG Advisory for about 16 years. I’m an original investor in Aditxt and have been an advisor for a number of years—over the last four or five years. I’ve taken a very, very special interest in the company over the last five or six months. And so I’m really kind of spearheading communications in general for Aditxt, as we navigate forward through these really exciting times.

[00:47.840 – 00:51.920] Amro Albanna:
Wonderful. Thank you, Jeff. And folks, I see almost 400 people joining us. This is wonderful. I know that we’re getting a lot of visibility lately, and we want to take this opportunity to reiterate what Aditxt is all about, what our business model is all about.

With today’s announcement regarding Pearsanta’s planned IPO, I thought it would be a good opportunity to introduce Chris to our stakeholders, and for Chris to get a chance to talk about Pearsanta, the mission, and why the IPO. So maybe, Chris, you can share a little bit of your background with everybody—just a quick intro—and then we can take it from there.

[00:52.020 – 00:52.420] Chris Mitton:
Sure.

[00:52.640 – 00:53.180] Chris Mitton:
Thanks, Amro. Thanks for having me. It’s certainly an exciting time. I’m Chris Mitton, President at Pearsanta. I’m thrilled to step into this new role and really lead the charge. We’ve announced recently that we’re planning an IPO this year, so there’s quite a bit of work ahead of us, but definitely an exciting time for the company as we tackle early detection in cancer and various diseases. We’re certainly passionate about that at Pearsanta, and we look forward to developing a whole new platform and a new approach to liquid biopsy testing.

[00:56.400 – 01:02.460] Amro Albanna:
Great. We continue to talk about our business model at Aditxt. As a platform, the way we look at innovations—or the way we conduct business—is we identify innovations that have significant potential to address some of our most pressing health challenges. That’s what we do. We bring them in-house, we build them as businesses, and we advance every aspect of the business: innovation, capital, operational support, finance, communications—everything required to advance that innovation and that business forward, with a goal to position them for global commercialization. Pearsanta is certainly an example of that.

Let’s start with Pearsanta and talk about the status of what it is, what the plan is, and what the commercialization plan is. Then we’ll talk about Adimune—there’s been quite a bit of progress just in the last few months—and then the status of Evofem and Appili, which I know there’s quite a bit of interest in. But maybe we’ll start with Pearsanta.

If you don’t mind, Chris, I’ll start high level: why Pearsanta? Bottom line, we appreciate that the best way to provide a higher probability of success against cancer is early detection. The earlier, the better. Pearsanta, being a precision diagnostic company, believes cancer is one of the most pressing health challenges to be addressed. About a year ago—or maybe a bit longer—Pearsanta identified an innovation and a company focused on cancer. They have a very promising platform for early detection in a non-invasive, economically feasible, and logistically feasible way. Using mitochondrial DNA, the company was focused on seeing if we can detect cancer early, starting with prostate cancer. That’s the asset we acquired, and you, Chris, were the former CEO of MDNA. You joined the team and are the one pushing Pearsanta forward with the team toward that mission. Why don’t you talk about where we are, what the platform does, some of the statistics you share, and why the IPO?

[01:04.980 – 01:11.960] Chris Mitton:
Sure, thanks, Amro. As you mentioned, it’s really all about early detection. We’re thrilled to have the “mitomic” platform we recently acquired to develop as a tool enabling patients and clinicians to get powerful, actionable information for early detection. We know cancer is still the second-leading cause of death, and we know that millions every year are getting late diagnoses. Those late diagnoses cost lives. We say that early detection saves lives, and it’s true.

Detecting cancers in the early stages yields survival rates in the 90s (percent), but when detected too late, survival rates plummet. In prostate cancer, for example, when detected in later stages, survival rates are 32%. In ovarian cancer, late-stage detection plummets to 29%. In lung cancer, when detected in later stages, it drops to 7%.

It’s not just cancer. Diseases like endometriosis, which affect 10% of women worldwide, represent a debilitating disease. There’s a delay of 10 years between the onset of symptoms and a diagnosis, and the only way to diagnose it now is through invasive surgeries. That disease also represents an enormous clinical gap and diagnostic gap.

So our aim is to leverage mitochondrial DNA and this new platform to detect these diseases earlier in a simple blood sample. The mitochondrial DNA is powerful—obviously, it generates power for the cells, but what you may not know is that it mutates at a very high rate. The cells do not repair the DNA in the mitochondria like we do in nuclear DNA, and these mutations are disease-specific; they persist and accumulate. So mitochondrial DNA presents an opportunity as an ideal biosensor for early detection.

We’re quite excited about our two lead candidate programs this year. Our first test is a blood-based test for endometriosis, to detect that disease early—significantly compressing the time to diagnosis for those women and getting them into the right treatment pathways sooner. The second test is for prostate cancer in blood, to identify clinically significant prostate cancer. Not just detecting cancer, but detecting the cancer that is clinically significant and a good candidate for biopsy, helping many men avoid unnecessary biopsies and surgeries. That’s really just the beginning of our pipeline: we’ll be moving on to blood-based tests for ovarian cancer, lung cancer, liver, esophageal, stomach, and pancreatic. So, a true platform.

We’re certainly excited about the IPO initiative for this year. Access to the capital markets will allow us to fuel these commercial launches, fuel product development for 2026 and beyond, and help us expand not only nationally but globally. We’ll be launching these tests initially out of our state-of-the-art CLIA CAP–certified lab in Richmond, Virginia, and expanding through distribution in over 40 countries outside the U.S. We’re currently engaging in dialogue with distributors who already have boots on the ground—sales and marketing teams in place, calling on the right touchpoints. We’re excited to partner with these leading healthcare providers in other countries as well to expand access to these life-changing tests.

[02:26.840 – 02:31.100] Amro Albanna:
Chris, that’s an important point. Jeff, feel free to jump in as well. Part of our business model—part of Aditxt’s business model—is, again, we identify and acquire these assets or companies, we build them, and it’s important to highlight that Pearsanta is not going IPO focused solely on research and development. Yes, R&D will continue, as you mentioned, but you’re in a position now to go commercial, planning commercial in the second half of this year, right? The IPO is to advance that commercial launch and beyond. You have the facility in Richmond, the CLIA CAP facility. Can you clarify the FDA approval vs. LDT difference, and what your plan is regarding launching these tests commercially?

[02:31.700 – 02:40.600] Chris Mitton:
Sure. The initial launch will be as a Lab Developed Test (LDT), clinically validated in our CLIA CAP–certified lab, which is governed by CMS. That allows us to establish the clinical performance characteristics—precision, reproducibility, etc.—and make these tests available commercially much faster than the traditional pre-market approval routes with the FDA. As the regulatory environment continues to evolve, we will be putting together the dossiers for the necessary FDA submissions down the road, but initially we’ll launch as an LDT out of our CLIA lab in Richmond.

[02:40.810 – 02:42.280] Jeff Ramson:
Chris, maybe you can just explain what LDT looks like, for people to understand?

[02:42.460 – 02:46.780] Chris Mitton:
Sure. In molecular diagnostics, an LDT is a workflow validated under CLIA and CAP, governed by CMS. The clinical performance characteristics are established in our lab (precision, reproducibility, etc.). It’s much faster to bring these tests to market, compared to a traditional FDA pre-market approval route.

[03:42.510 – 03:46.310] Amro Albanna:
Chris, maybe tell us a bit more about your background—industry, field, and why you decided to continue after the acquisition of the mitomic platform?

[03:46.950 – 04:05.270] Chris Mitton:
Sure. My academic background is in molecular biology, so I’ve always been interested in the science. I’ve been in diagnostics for over 24 years, starting at companies like Abbott, Bayer, and Qiagen. I was focused on novel molecular tools for early detection of disease, specifically in oncology. Prior to Pearsanta, I spent over eight years at MDNA Life Sciences, moving the mitomic technology from tissue-based testing over to a more cost-effective blood-based testing approach and expanding the pipeline of product candidates for that platform.

Through the recent acquisition, Pearsanta acquired the company. We bring along a very experienced science team as well. I’ve stayed on because I’m passionate about using these tools to deliver cost-effective, actionable information to patients and clinicians, to broaden access across all socioeconomic groups globally for early detection and better outcomes in a broad range of diseases, starting in oncology.

[04:26.390 – 04:33.790] Amro Albanna:
Great. Chris, we might have more questions as we move forward, but I’m looking at the clock to ensure we give as much information as we can in the time we have. To clarify, Pearsanta is organized as a majority-owned subsidiary of Aditxt. That’s how all our programs are structured. Now, let’s talk about Adimune.

[04:35.690 – 05:02.290] Amro Albanna:
Similar to Pearsanta, Adimune is another innovation with the potential to address a pressing health challenge—autoimmunity. At a high level, the approach for autoimmunity has historically been immunosuppression. Adimune’s approach, with its ADI platform, is fundamentally different: retraining the immune system using our body’s own mechanisms, so it “remembers” not to attack itself, causing conditions like type 1 diabetes, psoriasis, multiple sclerosis, and so forth.

This IP was licensed from Loma Linda University. It was in research for about 20 years, and we formed Adimune around it, with Dr. Friedrich Kapp leading the charge. The key inflection point for ADI is to get it into human trials. As of right now, we’re working on finalizing certain aspects that are required to ship the product—the actual drug substance, ADI-100—for type 1 diabetes and psoriasis in Germany, and stiff person syndrome in the U.S. in partnership with the Mayo Clinic. The product itself is completed, sitting at our contract manufacturer; it does require a payment before releasing it, but we’re moving forward with the auditing process of the facility that will receive the drug. Our planned milestone is the second half of this year.

If you haven’t yet, please go back to previous press releases to see preclinical results, which were very promising.

[05:02.350 – 05:18.010] Amro Albanna:
Jeff, let’s move on to Appili. We continue to work closely with Appili’s team. Why Appili, similar to why Pearsanta (addressing cancer) and Adimune (autoimmunity)? We believe infectious diseases need a fundamentally different approach, beginning with understanding someone’s immune profile and then looking at antiviral and vaccine development. That’s the overall concept and mission of Appili if we close the transaction. It’s not done yet—we continue working with the Appili shareholders, who approved it, but it does require capital for their shareholders, existing vendors, and noteholders.

Appili is not just another scientific concept. They have an experienced team in infectious diseases, having secured grants and partnerships with programs focused on infectious diseases—around $33 million in the past from the U.S. DOD and Air Force. They continue to submit future proposals, which, if approved, can be a non-dilutive source of capital. That’s where we are with Appili.

[05:18.010 – 05:27.010] Amro Albanna:
Now to Evofem. We’re similarly in communication with Sandra (their CEO) and her team. The outside date for the agreement was the end of January. They withdrew their proxy for a special meeting last year, but the agreement continues to be in effect unless someone terminates it. We continue working in good faith to see if we can move the transaction forward.

Evofem has a senior lender that must be addressed, and other security holders as well. Every transaction has its unique dynamics. Why Evofem? Women’s health and health innovations for women require focus. We see Evofem as a foundation for building innovations in that space—diagnosis of endometriosis (which Chris was talking about), preventative products like Phexxi (and taking Phexxi beyond the U.S. to global markets), plus sexually transmitted disease prevention, and other treatments like Solosec in the future. We see Evofem as a strong foundation for women’s health overall.

As a young company, we operate in a microcap environment that hasn’t been very supportive. That’s where we are: we have two programs—Adimune and Pearsanta—and two pending acquisitions (Evofem and Appili). We’ll continue to update everyone on material developments.

[05:19.190 – 05:36.550] Jeff Ramson:
Great. Let’s talk about capital. I look at myself as an advocate for investors. I am one, and I know how investors think—we get a lot of questions, and they usually have a common theme: people understand and are excited about the businesses you’re building, but they ask, “How do you pay for it? You’re a microcap company, you have a complicated cap structure you’re working to clean up.” Maybe you can address that?

[05:36.950 – 05:51.990] Amro Albanna:
Sure, Jeff. I know stakeholders understand this, but as a business, our North Star—our success—will ultimately be defined by the success of each program. It’s not by daily trading, or whether we’re trading up or down. Our success is when Pearsanta (Chris and his team) successfully launches early detection for cancer. Our success is Adimune advancing ADI into human trials for conditions like psoriasis and type 1 diabetes, and hopefully addressing stiff person syndrome. Our success is if Appili succeeds in solutions for infectious diseases, and if we can advance solutions to help women worldwide. That’s how we define success as a company.

As a young, pre-profit company, we must have fuel (capital) to advance those innovations. There’s no other way. We’re not Merck, Pfizer, Google, or Nvidia—we don’t have large piles of cash. So how do you go about it? Equity Strategy, many companies, including us, use structured financing—it’s tough on the company but necessary to get the capital. Or you can use an equity line or ATM (“at the market”) off a shelf, which is easier on the stock because you’re only raising capital with common shares. There are pros and cons. We do both sometimes. Over the past months, we’ve been using our shelf for about 10% of the total volume in dollar and share terms. We haven’t been aggressive there, but we need some capital to keep fueling the business. Debt, we’re exploring some debt options to minimize dilution, though as a young company, it’s challenging to get ideal terms. Grants, for example, Appili has received $33 million in non-dilutive funding historically, so that’s a route we’re exploring wherever possible—non-dilutive funding to advance these innovations. Staying on NASDAQ, a big reason to maintain NASDAQ listing is to access capital more efficiently. Regarding the possibility of a reverse split, nobody wants that, but as a microcap at $0.10–$0.11, it’s something to consider to remain listed. Ultimately, we want our stock to be $10 or $20, but right now we need to focus on fundamentals.

We use the capital we raise not only to advance the businesses—Pearsanta, Adimune, etc.—but also to improve our balance sheet. You’ll see those numbers in our upcoming Ks and Qs. We’ve also significantly improved our cap table to align it with our growth plans.

[05:57.210 – 06:04.210] Amro Albanna:
Jeff, you’ve been spearheading communications. You know how vital that is for us. Why don’t you share what your vision is, how you want to accomplish it, and how we’ll keep stakeholders informed?

[06:04.450 – 06:26.610] Jeff Ramson:
Absolutely. I’ve worked with hundreds of companies, and it’s never easy. I admire how you handle these difficult situations—it’s perfectly suited to transparent communication. We want to build a global platform for Aditxt to communicate with all stakeholders, not just shareholders. That means building out social media profiles, being on all the necessary platforms in a high-quality way, and providing regular updates. There will be good and bad days, but consistent communication is key.

Amro is committed to engaging with anyone who reaches out, so we’ll do our best to keep that high level of authenticity and clarity. That’s our plan: building a global presence to expand everyone’s understanding of the mission here, and keep them updated with both successes and challenges.

[06:26.650 – 06:37.010] Amro Albanna:
Chris, you mentioned that you’re also seeking non-dilutive funding. In the latest press release, you said one proposal didn’t get approved, but one is still outstanding. And you’ll continue seeking these opportunities?

[06:37.010 – 06:45.510] Chris Mitton:
Yes, exactly. We have a deep pipeline and many possible biomarkers, so there are multiple grant opportunities. We did submit one for ovarian cancer—it was too early. We have one for prostate cancer still under review. We’re also looking at opportunities in neuro, such as Alzheimer’s, and other categories representing potential pipeline growth.

[07:03.930 – 07:06.390] Amro Albanna:
We’re probably way over time, so unless you have something else, Jeff, I’ll wrap it up.

[07:06.730 – 07:09.670] Jeff Ramson:
No, I think you covered it, Amro. We’ll keep communicating, but I think this covers today.

[07:09.870 – 07:20.190] Amro Albanna:
Thank you. We really appreciate everyone who joined—about 500 people, which is a large number compared to past calls. We’ll continue doing this and improving our communications. Our North Star, again, is addressing autoimmunity with Adimune, addressing cancer with Pearsanta, and hopefully addressing infectious diseases through Appili and women’s health through Evofem. By 2025, our goal is commercial launch at Pearsanta, human trials for Adimune, and seeing the rest of the programs reach their inflection points.

Thanks, Chris, for joining us. Jeff, thank you for helping. We’ll connect again next time.

[07:50.810 – 07:52.310] Amro Albanna:
Thank you.

[07:52.310 – 07:52.490] Chris Mitton:
Thanks for having me.